Exhibit 10.1.g

AGREEMENT

          THIS AGREEMENT (the "Agreement"), made this 31st day of December 2002, between Great Plains Energy Incorporated, a corporation organized and existing under the laws of the State of Missouri, (the "Company") and Gregory J. Orman, an individual (the "Consultant").

RECITALS

          WHEREAS, Consultant is currently employed by the Company, holding the positions of Executive Vice President of Great Plains Energy Incorporated, and President and Chief Executive Officer of KLT Inc., and providing the Company with general business advice, strategic planning expertise and management assistance to the Company's non-regulated businesses, including Strategic Energy L.L.C. ("SEL").

          WHEREAS, the Company wishes to retain the services of Consultant after his resignation from the Company on the terms and conditions herein provided.

          WHEREAS, Consultant is willing to act as a consultant for the Company and its subsidiaries on such terms and conditions.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties agree as follows:

          1.     Engagement of Consultant. During the term commencing January 1, 2003 and ending June 30, 2003, unless extended or terminated pursuant to Section 4 hereof (the "Consulting Term"), Consultant shall make himself available at mutually agreeable times to provide business advice and services to the officers, directors and other representatives of the Company and its subsidiaries as reasonably requested by the Chairman and Chief Executive Officer of the Company (hereinafter the "Executive"). Such services shall include, but not be limited to Consultant serving as an advisor to SEL's management committee and providing consulting services to SEL. It is expressly understood that Consultant is expected to devote time to performing his duties hereunder, but is not expected to keep regular hours or be present on a full-time basis. It is understood that Consultant will provide consultation regarding strategic planning initiatives and other aspects of the Company's business that may require the Company and its subsidiaries to disclose to Consultant secret, proprietary and confidential information concerning the Company and its business affairs.

          2.     Compensation. For the consulting services provided pursuant to Section 1, the Company shall pay Consultant a monthly retainer of $8,460.00, payable on a monthly basis during the Consulting Term.

          3.     Reimbursement of Expenses. The Company shall reimburse Consultant for reasonable business expenses incurred in providing consulting services pursuant to this Agreement, upon presentation by the Consultant of documentation, expense statements and or such other supporting information as the Company may request; provided, however, that the amount available for such expenses may be fixed in advance by the Executive of the Company.

          4.     Use of Company Facilities. For the consulting services provided pursuant to paragraph 1, the Consultant shall have the use of an office, appropriate administrative support service and all necessary office supplies.

          5.     Extension of Agreement. This Agreement may be renewed for additional terms at the mutual election of Consultant and the Company. This agreement may also be terminated by either party with thirty (30) days notice for any reason whatsoever.

          6.     Independent Contractor. In rendering services as a consultant hereunder, Consultant shall be an independent contractor. As an independent contractor, the Company will issue an IRS Form 1099 for payments made pursuant to this Agreement, and Consultant will be responsible for paying all federal, state and local income and social security taxes arising out of any such payments. In addition, during the Consulting Term, Consultant will not accrue further service or compensation credit or benefits for any purpose under any of the Company's retirement, disability, medical, dental or other benefits or plans of the Company or any of its affiliated companies.

          7.     Confidential and Proprietary Information.

          (a)    The Consultant agrees to maintain the confidentiality of all Company trade secrets and proprietary information. Consultant also acknowledges that during the course of his employment with the Company, he has been entrusted with certain personnel, business, financial, technical and other information and material which are the property of the Company and its subsidiaries and which involve confidential information" of the Company and the Company's associates. Consultant agrees that he will not communicate or disclose to any third party (and acknowledge that he has not communicated or disclosed), or use (or have used) for his own account, without written consent of the Company, any of such confidential information or material, except in response to a lawfully issued subpoena, court order or other lawful request by any regulatory agency or government authority having supervisory authority over the business of the Company, unless and until such information or material becomes generally available to the public through no fault of Consultant's.

          (b)    The Consultant agrees that if any confidential information is requested by subpoena or court, governmental or regulatory order, he will notify the Company as soon as practicable and if requested by the Company, he will undertake his best efforts to assist the Company in obtaining a confidentiality order from the court or governmental or regulatory agency requesting such information.

          8.     Non-Competition and Non-Solicitation.

          (a)    This Consultant agrees to continue to be bound by the non-competition and non-solicitation terms and conditions of Article IX of the Agreement and Plan of Merger by and among Environmental Lighting Concepts, Inc., a Minnesota corporation ("ELC"), Mark R. Schroeder ("Schroeder") and Gregory J. Orman ("Orman")(Schroeder and Orman collectively, the "ELC Stockholders"), Innovative Energy Consultants Inc., a Missouri corporation ("IEC") and Great Plains Energy Incorporated, a Missouri corporation ("GPE") dated November 7, 2002.

          (b)    The Consultant agrees to consult with the Executive in the event a situation arises in which his opinion, if expressed, or his actions, if taken, could possibly affect the interests or reputation of the Company.

          9.     Indemnification. The Consultant shall be indemnified to the extent set forth in the Indemnification Agreement dated May 1, 2000 by and between KLT Inc., a Missouri corporation, and Gregory J. Orman, a copy of which is attached hereto and incorporated herein.

        10.     Assignment. This Agreement is not assignable other than to a successor of the Company, except the Agreement shall not be assigned without the prior consent of the Consultant.

        11.     Severability. In the event that any provision or portion of this Agreement will be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by the law.

        12.     Waiver of Breach. A party's failure upon compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

        13.     Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by Registered or Certified Mail to the last known residence in the case of Consultant, or to its principal office in the case of the Company or at such other address or addresses as either party may hereafter designate in writing to the other.

        14.     Amendment. This Agreement may be amended at any time by consent of the parties hereto by a written instrument.

        15.     Entire Agreement. This Agreement constitutes the entire agreement between the parties as it relates to the subject matter of this Agreement and supersedes all prior agreements and understandings wither written or oral relating to the subject matter of this Agreement.

        16.     Governing Law. This Agreement has been entered into in Kansas City, Missouri, and will be governed by and construed, interpreted and enforced in accordance with the laws of the State of Missouri.

        17.     Captions and Headings. The captions of the sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first mentioned above.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/Bernard J. Beaudoin

Bernard J. Beaudoin

/s/Gregory J. Orman

Gregory J. Orman